Exhibit 99.1

IMMEDIATE

Dana Holding Corporation Announces Fourth-Quarter,

Full-Year 2015 Financial Results

Full-Year Highlights

•	Sales of $6.06 billion

•	Net income attributable to Dana of $159 million

•	Adjusted EBITDA of $652 million, providing a margin of 10.8 percent, with three of four business units improving year-over-year margin performance

•	Diluted adjusted EPS of $1.74

•	Free cash flow of $146 million, including $260 million of capital investment to support new business growth

•	Repurchased $311 million of common stock in 2015, totaling $1.4 billion since program inception

•	Additional $300 million for share repurchases authorized for 2016-17

•	Sales backlog increasing annual sales by $750 million over the next three years, providing top-line growth in excess of market; 10 percent higher than 2015 sales backlog

•	Secured major replacement programs in Light Vehicle Driveline

MAUMEE, Ohio, Feb. 18, 2016 – Dana Holding Corporation (NYSE: DAN) today announced its fourth-quarter and full-year results for 2015.

Fourth-Quarter 2015 Financial Results

Sales for the fourth quarter of 2015 totaled $1.38 billion, compared with $1.58 billion for 2014. Unfavorable foreign currency translation and the divestiture of operations in Venezuela lowered sales by $103 million and $38 million, respectively. Adjusting for these factors, Dana’s Light Vehicle Driveline, Off-Highway Driveline, and Power Technologies business units posted combined organic sales growth of $34 million, or 3 percent higher than a year ago, driven by higher light-vehicle end-market demand and new business gains. Commercial Vehicle Driveline sales for the quarter, adjusted for the effects of foreign currency translation, were lower by $100 million, or about 23 percent, when compared with 2014. Significant demand weakness in Brazilian truck production, combined with lower market share with a major North American customer, were the principal drivers of the comparison.

Net income attributable to Dana for the fourth quarter of 2015 was a loss of $82 million, compared with income of $109 million in 2014. The company’s 2015 results included non-cash income tax charges of $79 million, primarily for valuation allowance and other deferred tax adjustments resulting from the completion of a planned legal entity restructuring in the fourth quarter. Additionally, in light of a continued expectation of declining commercial-vehicle production demand in China, the company recognized an after-tax impairment charge of $39 million to reduce its investment in a 50-percent-owned equity affiliate in that country.

The company’s fourth-quarter 2014 results included a $179 million tax benefit from the release of certain U.S. deferred tax valuation allowances, partially offset by $138 million of non-recurring charges related to the divestiture of its Venezuela operations and costs associated with pension settlement and debt refinancing actions completed in the quarter. In both 2015 and 2014, these items are excluded from Dana’s adjusted EBITDA and diluted adjusted earnings per share.

Adjusting for these non-recurring items, net income attributable to Dana for the fourth quarter of 2015 was $36 million, compared with $68 million a year ago. Lower Adjusted EBITDA, partially offset by lower amortization expense and a year-over-year benefit from discontinued operations, was the principal factor of the comparison.

Adjusted EBITDA for the fourth quarter of 2015 was $129 million, compared with $178 million in 2014. Weaker international currencies accounted for $20 million of this decrease. The remaining reduction occurred principally in the Commercial Vehicle business unit, where earnings were unfavorably impacted by weak demand in Brazil, lower and uneven production in North America, reduced sales with a major North American customer, and adjustments to warranty accruals.

Diluted adjusted earnings per share in the fourth quarter of 2015 were $0.34, compared with $0.53 in the same period last year.

Free cash flow for the fourth quarter totaled $72 million, $46 million lower when compared with 2014, principally reflecting lower earnings and increased working capital, partially offset by lower cash taxes.

Full-Year 2015 Financial Results

Sales for 2015 were $6.06 billion, $557 million lower compared with last year, with unfavorable foreign currency translation and the divestiture of operations in Venezuela lowering sales by $516 million and $107 million, respectively. Partially offsetting these factors, favorable volume, mix, and performance contributed higher sales of $66 million, providing an organic increase of 1 percent. Strong performance in the company’s Light Vehicle Driveline, Off-Highway Driveline, and Power Technologies business units provided a combined increase in organic sales of about $250 million, or 5 percent. This performance was driven by stronger demand in the North American, European, and Asian light-vehicle markets and the favorable impact of new customer programs. Lower sales in the Commercial Vehicle Driveline business unit resulted from significantly weaker demand levels in the Brazilian medium- and heavy-truck markets and lower sales with a major North American commercial-vehicle customer, as well as continued weaker demand in global off-highway markets were partial offsets.

Net income attributable to Dana for the full-year 2015 was $159 million, compared with $319 million in 2014. In addition to the fourth-quarter non-cash tax and equity investment impairment charges of $118 million discussed above, 2015 net income included a tax benefit of $74 million from the release of certain U.S. deferred tax-valuation allowances related to legal entity restructuring and a $24 million after-tax impairment charge for certain assets associated with a distressed supplier relationship in Brazil. Net income in 2014 included a net benefit of $41 million from the fourth-quarter non-recurring items discussed above.

Excluding the impact of these non-recurring items in both years, net income attributable to Dana was $227 million in 2015, compared with $278 million in 2014. Adjusted EBITDA for 2015 of $652 million, or 10.8 percent of sales, was lower by $94 million compared with last year. Foreign currency effects reduced adjusted EBITDA by $93 million. The benefits from stronger light-vehicle demand, new customer programs, and favorable pricing and cost performance were largely offset by the effects of lower share with a major North American commercial-vehicle customer, weaker medium- and heavy-truck demand in Brazil, and weaker demand in the global off-highway market. Partially offsetting the impact on net income of lower Adjusted EBITDA was lower amortization expense and a year-over-year benefit from discontinued operations.

Diluted adjusted earnings per share for 2015 were $1.74, compared with $1.99 in 2014, reflecting lower earnings partially offset by a lower share count from the continued execution of the company’s share repurchase program.

The company reported free cash flow of $146 million in 2015, compared with $276 million in 2014. Lower earnings, higher working capital investment, and increased capital spending for new business launches were the primary contributors of the comparison, with lower cash taxes and restructuring outlays providing a partial offset. Free cash flow in 2014 included a benefit of $40 million from interest received on the sale of a note receivable. At Dec. 31, 2015, cash balances, including marketable securities, totaled $953 million and total liquidity was $1.2 billion, including $280 million of availability under the company’s undrawn U.S. credit facility.

Share Repurchase Program

During 2015, the company completed $311 million of share repurchases, and since inception of the program in late 2012, the company has repurchased or redeemed the equivalent of 67 million common shares, returning $1.4 billion to shareholders. In January 2016, Dana’s Board of Directors approved the expansion of its existing share repurchase program from $1.4 billion to $1.7 billion, with the additional $300 million authorization running through 2017.

Business Unit Performance – Full-Year 2015 Results

Light Vehicle Driveline Technologies

Sales were $2.48 billion in 2015, compared with $2.50 billion in 2014. Stronger full-frame light-truck production in North America and new business increased sales by $200 million, providing a strong organic growth rate of 8 percent. The effects of weaker foreign currencies and the divestiture of Venezuela operations completed in early 2015 lowered sales by $95 million and $107 million, respectively.

Segment EBITDA for 2015 was $262 million, $12 million higher than 2014, providing a 60 basis point margin improvement of 10.6 percent. The effects of higher end-market demand and new customer programs more than offset the impacts of significant currency headwinds, resulting in both improved segment EBITDA and margin performance in 2015.

Commercial Vehicle Driveline Technologies

Sales were $1.53 billion for 2015, compared with $1.84 billion in 2014. Weaker demand in Brazil, where medium- and heavy-truck production was down 49 percent from 2014, lowered sales by $166 million, and foreign currency – principally a weaker Brazilian real – lowered sales by an additional $144 million. Higher sales resulting from stronger North American production levels in 2015 and improved pricing and recoveries were largely offset by lower sales with a major North American customer.

Commercial Vehicle segment EBITDA for the year was $100 million, $72 million lower than 2014, resulting in a margin of 6.5 percent for the year. Segment EBITDA and margin performance were adversely impacted by $35 million due to the weaker market in Brazil. Lower net sales in other regions and the impact of foreign currency reduced segment EBITDA by $17 million and $9 million, respectively. Segment EBITDA benefited from improved pricing and cost recovery and material cost savings associated with the supplier transition initiative completed in 2015. These benefits were offset by premium freight costs incurred in the first half of 2015 in connection with the supplier transition initiative and an adjustment to increase warranty accruals in the fourth quarter of 2015.

Off-Highway Driveline Technologies

Sales were $1.04 billion in 2015, lower than 2014 by $191 million. Foreign currency effects, principally a weaker euro, lowered sales by $165 million. Incremental sales from new customer programs partially mitigated the effect of lower global demand in end markets.

Segment EBITDA was $147 million, compared with $169 million a year ago, providing a 40 basis point improvement in margin of 14.1 percent. This performance reflects the benefits of continued net material cost savings and other cost reductions outpacing the effects of unfavorable foreign currency and lower end-market demand.

Power Technologies

Sales were $1.01 billion in 2015, compared with $1.05 billion in 2014. Foreign currency lowered sales by $112 million, while stronger global light-vehicle engine production and increased medium- and heavy-truck production levels in North America provided a benefit of $75 million.

Segment EBITDA was $149 million, a decrease of $5 million from 2014, with unfavorable foreign currency effects of $22 million being partially offset by increased volume and mix of $15 million. Margin performance in 2015 improved by 20 basis points compared with last year, rising to 14.8 percent of sales.

“Despite the challenging economic environment in some of our markets, three of our business units combined to grow sales organically by 5 percent and delivered improved margin performance over 2014. Our Commercial Vehicle Driveline business underwent a major supplier transition that adversely impacted our 2015 performance, but this initiative is now complete and has better positioned this business for success going forward,” Mr. Kamsickas said. “Looking ahead, we have retained our key replacement programs and continue to grow our sales backlog with new customer programs in each of our businesses. This illustrates that our focus on delivering advanced technologies is meeting the needs of our customers worldwide.”

Company Affirms 2016 Full-Year Financial Targets

•	Sales of $5.8 to 6.0 billion;

•	Adjusted EBITDA of $640 to $670 million;

•	Adjusted EBITDA as a percent of sales of 11.0 to 11.2 percent;

•	Diluted adjusted EPS of approximately $1.65 to $1.80 (excluding the impact of share repurchases after Dec. 31, 2015);

•	Capital spending of $280 to $300 million; and

•	Free cash flow of $160 to $180 million.

Dana Continues to Win Significant New Business

Dana continued to win new business around the world, increasing its three-year sales backlog to $750 million, 10 percent higher than its 2015 backlog, after adjusting for foreign currency and market demand expectations. New business wins, primarily in the Light Vehicle Driveline, Off-Highway Driveline, and Power Technologies business units, drove the net increase in the sales backlog. The company was selected to supply major programs to several customers, including Fiat Chrysler, Ford, General Motors, Honda, Jaguar Land Rover, JLG Industries, Nissan, and Toyota.

Dana Acquires Magnum Gaskets® Business

In January 2016, Dana acquired Magnum Gaskets®, a U.S.-based supplier of aftermarket gaskets and sealing products for automotive and commercial-vehicle applications. Magnum Gaskets will enhance Dana’s sealing product offerings and complement the company’s Victor Reinz® and Glaser® global sealing brands. The acquisition fits well with Dana’s growth strategy and further complements the company’s global position as a preeminent supplier of gaskets and sealing technologies for original-equipment manufacturers and the aftermarket.

Dana Products Featured on Many Award-Winning Vehicles

Dana technologies are featured on several 2016 award-winning vehicles and engines, including Motor Trend’s Car and Truck of the Year, North American Car of the Year, Green Car of the Year, and five of Ward’s 10 Best Engines.

The Motor Trend Truck of the Year, the 2016 Chevrolet Colorado, features Spicer® front and rear axles, while also utilizing Dana’s Long® brand of in-tank engine and transmission oil coolers, Victor Reinz® gaskets, thermal acoustical protective shielding (TAPS), and valve stem seals. Incorporated into the Motor Trend Car of the Year, the 2016 Chevrolet Camaro, are Long engine and transmission oil coolers, as well as Victor Reinz cylinder head gaskets, valve stem seals, and TAPS.

The 2016 Honda Civic, this year’s North American Car of the Year, utilizes a Victor Reinz cam cover module and Long engine oil cooler. Three other North American Car and Truck of the Year finalists utilize Dana’s high-performing technologies in their powertrain assemblies, as well.

Dana, which has extensive expertise in and product technologies for the alternative energy market, also supplies a battery cooler, secondary gasket, valve stems seals, and TAPS to Green Car Journal’s Green Car of the Year, the 2016 Chevrolet Volt.

In addition to having a presence on these superior vehicles, Dana’s customized solutions are incorporated into five the Ward’s 10 Best Engines for 2016. Technologies on the award-winning engines include a range of Victor Reinz gaskets, heat shields, cam covers, valve stem seals, oil pans, and Long engine oil coolers.

This follows a year in which Dana was honored with more than 15 major customer awards, and was featured on numerous award-winning vehicles in the light, commercial, and off-highway markets.

Dana was named a finalist for the 2016 Automotive News PACE Awards becoming one of only six automotive suppliers to be named a finalist in each of the last five years. Dana was recognized for its Long two-sided chip-cooling technology. In addition, the company was a recipient of the 2015 Automotive News PACE Innovation Partnership Award for its collaboration with Audi in developing Dana’s partially coated multi-layer steel transmission valve body separator plates.

In the off-highway segment, Dana Spicer® steer axles were fitted on three of four “Tractor of the Year” award recipients, including the Fendt 1050 Vario, which earned top honors. Dana’s Spicer modular steer axles were also featured on the Massey Ferguson 5713Sl, winner in the “Best Utility Tractor” competition, and the Valtra N174 V, which placed first in the “Golden Tractor for the Design” category.

In the commercial-vehicle market the company’s Spicer drive axles, steer axles, and driveshafts were featured prominently on the Kenworth T880 vocational truck, which was named the American Truck Dealer’s 2015 Commercial Truck of the Year.

The recognition Dana continues to receive highlights the company’s commitment to providing market-leading technology and solutions to our customers across each of its markets.

Market-Leading Technologies Introduced in 2015

Dana engineers continuously work to develop solutions for our customers that address key market drivers, including fuel economy, durability, and performance. 2015 was no different, as the company introduced a number of industry-leading technologies, including the new Spicer® E-Series steer axles targeted for on-highway, city delivery, and bus chassis applications with gross axle weight ratings from 10,000 to 13,200 pounds. They feature a steel-forged beam design that reduces axle weight by up to 35 pounds while still delivering the strength and torsional stiffness needed for superior vehicle braking response.

In addition, Dana announced in January that engineers had completed final validation testing of the R2 hydromechanical variable transmission (HVT) for the off-highway market. This exciting new technology was developed through Dana’s joint venture with Bosch Rexroth and features a modular design that can be adapted for a variety of applications for front-end loaders, motor graders, industrial lift trucks, reach stackers, forestry skidders, and other select off-highway applications. In June, Dana Rexroth Transmission Systems announced that HVT would be featured on Kalmar’s new Gloria generation of reach stackers as part of the highly efficient Kalmar K-Motion drivetrain.

Dana also introduced its next-generation tandem axles, Spicer® AdvanTEK® Dual Range Disconnect™ technology, for use in Class 8 linehaul applications which enables further engine downspeeding and improves powertrain efficiency from 2 to 5 percent over conventional 40k tandem axles on the market today.

Dana to Host Conference Call at 10 a.m. Today

Dana will discuss its full-year and fourth-quarter results in a conference call at 10 a.m. EST today. Participants may listen to the conference call via audio streaming online or telephone. Slide viewing is available via Dana’s investor website: www.dana.com/investors. United States and Canadian locations should dial 1-888-311-4590 and international locations should call 1-706-758-0054, and enter 40207284. Please ask for the “Dana Holding Corporate Financial Webcast and Conference Call.” Phone registration will be available starting at 9:30 a.m.

An audio recording of the webcast will be available after 5 p.m. today; dial 1-855-859-2056 (U.S. or Canada) or 1-404-537-3406 (international) and enter 40207284. A webcast replay will be available after 5 p.m. today, and may be accessed via Dana’s investor website.

Non-GAAP Financial Information

This release refers to adjusted EBITDA, a non-GAAP financial measure, which we have defined as earnings from continuing and discontinued operations before interest, taxes, depreciation, amortization, equity grant expense, restructuring expense and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements or divestitures, impairment, etc.). Adjusted EBITDA is a primary driver of cash flows from operations and a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. Adjusted EBITDA should not be considered a substitute for income (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure, which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding any nonrecurring income tax items, restructuring and impairment expense, amortization expense and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

Free cash flow is a non-GAAP financial measure, which we have defined as cash provided by (used in) operating activities, less purchases of property, plant and equipment. We believe this measure is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is neither intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies.

Please reference the “Non-GAAP financial information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, where used, to the comparable GAAP measures.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Holding Corporation

Dana is a global leader in the supply of highly engineered driveline, sealing, and thermal-management technologies that improve the efficiency and performance of vehicles with both conventional and alternative-energy powertrains. Serving three primary markets – passenger vehicle, commercial truck, and off-highway equipment – Dana provides the world’s original-equipment manufacturers and the aftermarket with local product and service support through a network of nearly 100 engineering, manufacturing, and distribution facilities. Founded in 1904 and based in Maumee, Ohio, the company employs approximately 23,000 people in 25 countries on six continents. In 2015, Dana generated sales of $6.06 billion. For more information, please visit dana.com.

###

Media Contact:	Jeff Cole
+1-419-887-3535
jeff.cole@dana.com

Investor Contact:	Craig Barber
+1-419-887-5166
craig.barber@dana.com

DANA HOLDING CORPORATION

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended December 31, 2015 and 2014

(In millions except per share amounts)	Three Months Ended December 31,
	2015	2014
Net sales	$1,375	$1,582
Costs and expenses
Cost of sales	1,203	1,359
Selling, general and administrative expenses	92	101
Amortization of intangibles	1	9
Restructuring charges, net	2	7
Loss on disposal group held for sale		(80)
Pension settlement charges		(42)
Loss on extinguishment of debt		(19)
Other income (expense), net	(4)	13

Income (loss) from continuing operations before interest expense and income taxes	73	(22)
Interest expense	27	29

Income (loss) from continuing operations before income taxes	46	(51)
Income tax expense (benefit)	92	(166)
Equity in earnings (losses) of affiliates	(37)	4

Income (loss) from continuing operations	(83)	119
Income (loss) from discontinued operations	4	(11)

Net income (loss)	(79)	108
Less: Noncontrolling interests net income (loss)	3	(1)

Net income (loss) attributable to the parent company	(82)	109
Preferred stock dividend requirements

Net income (loss) available to common stockholders	$(82)	$109

Net income (loss) per share available to parent company common stockholders:
Basic:
Income (loss) from continuing operations	$(0.57)	$0.71
Income (loss) from discontinued operations	$0.03	$(0.06)
Net income (loss)	$(0.54)	$0.65
Diluted:
Income (loss) from continuing operations	$(0.57)	$0.71
Income (loss) from discontinued operations	$0.03	$(0.07)
Net income (loss)	$(0.54)	$0.64
Weighted-average common shares outstanding
Basic	151.2	168.1
Diluted	151.2	169.3

Dividends declared per common share	$0.06	$0.05

DANA HOLDING CORPORATION

Consolidated Statement of Operations

For the Year Ended December 31, 2015 and 2014

(In millions except per share amounts)	Year Ended December 31,
	2015	2014
Net sales	$6,060	$6,617
Costs and expenses
Cost of sales	5,211	5,672
Selling, general and administrative expenses	391	411
Amortization of intangibles	14	42
Restructuring charges, net	15	21
Impairment of long-lived assets	(36)
Loss on disposal group held for sale		(80)
Pension settlement charges		(42)
Loss on extinguishment of debt	(2)	(19)
Other income, net	14	48

Income from continuing operations before interest expense and income taxes	405	378
Interest expense	113	118

Income from continuing operations before income taxes	292	260
Income tax expense (benefit)	82	(70)
Equity in earnings (losses) of affiliates	(34)	13

Income from continuing operations	176	343
Income (loss) from discontinued operations	4	(15)

Net income	180	328
Less: Noncontrolling interests net income	21	9

Net income attributable to the parent company	159	319
Preferred stock dividend requirements		7

Net income available to common stockholders	$159	$312

Net income per share available to parent company common stockholders:
Basic:
Income from continuing operations	$0.98	$2.07
Income (loss) from discontinued operations	$0.02	$(0.10)
Net income	$1.00	$1.97
Diluted:
Income from continuing operations	$0.97	$1.93
Income (loss) from discontinued operations	$0.02	$(0.09)
Net income	$0.99	$1.84
Weighted-average common shares outstanding
Basic	159.0	158.0
Diluted	160.0	173.5

Dividends declared per common share	$0.23	$0.20

DANA HOLDING CORPORATION

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended December 31, 2015 and 2014

(In millions)	Three Months Ended December 31,
	2015	2014
Net income (loss)	$(79)	$108
Less: Noncontrolling interests net income (loss)	3	(1)

Net income (loss) attributable to the parent company	(82)	109

Other comprehensive income (loss) attributable to the parent company, net of tax:
Currency translation adjustments	(30)	(74)
Hedging gains and losses	2	(6)
Investment and other gains and losses	2	1
Defined benefit plans	(38)	(95)

Other comprehensive loss attributable to the parent company	(64)	(174)

Other comprehensive income (loss) attributable to noncontrolling interests, net of tax:
Currency translation adjustments		(2)

Other comprehensive loss attributable to noncontrolling interests	—	(2)

Total comprehensive loss attributable to the parent company	(146)	(65)
Total comprehensive income (loss) attributable to noncontrolling interests	3	(3)

Total comprehensive loss	$(143)	$(68)

DANA HOLDING CORPORATION

Consolidated Statement of Comprehensive Income

For the Year Ended December 31, 2015 and 2014

(In millions)	Year Ended December 31,
	2015	2014
Net income	$180	$328
Less: Noncontrolling interests net income	21	9

Net income attributable to the parent company	159	319

Other comprehensive income (loss) attributable to the parent company, net of tax:
Currency translation adjustments	(181)	(185)
Hedging gains and losses	5	(9)
Investment and other gains and losses	(3)	2
Defined benefit plans	2	(78)

Other comprehensive loss attributable to the parent company	(177)	(270)

Other comprehensive income (loss) attributable to noncontrolling interests, net of tax:
Currency translation adjustments	(5)	(4)
Defined benefit plans	1

Other comprehensive loss attributable to noncontrolling interests	(4)	(4)

Total comprehensive income (loss) attributable to the parent company	(18)	49
Total comprehensive income attributable to noncontrolling interests	17	5

Total comprehensive income (loss)	$(1)	$54

DANA HOLDING CORPORATION

Consolidated Balance Sheet

As of December 31, 2015 and December 31, 2014

(In millions except share and per share amounts)	December 31, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$791	$1,121
Marketable securities	162	169
Accounts receivable
Trade, less allowance for doubtful accounts of $5 in 2015 and $6 in 2014	673	755
Other	115	117
Inventories	625	654
Other current assets	108	111
Current assets of disposal group held for sale		27

Total current assets	2,474	2,954
Goodwill	80	90
Intangibles	102	169
Other noncurrent assets	353	312
Investments in affiliates	150	204
Property, plant and equipment, net	1,167	1,176

Total assets	$4,326	$4,905

Liabilities and equity
Current liabilities
Notes payable, including current portion of long-term debt	$22	$65
Accounts payable	712	791
Accrued payroll and employee benefits	145	158
Taxes on income	19	32
Other accrued liabilities	193	194
Current liabilities of disposal group held for sale		21

Total current liabilities	1,091	1,261
Long-term debt, less debt issuance costs of $21 in 2015 and $25 in 2014	1,553	1,588
Pension and postretirement obligations	521	580
Other noncurrent liabilities	330	279
Noncurrent liabilities of disposal group held for sale		17

Total liabilities	3,495	3,725

Commitments and contingencies
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, zero shares outstanding	—	—
Common stock, 450,000,000 shares authorized, $0.01 par value, 150,068,040 and 166,070,057 shares outstanding	2	2
Additional paid-in capital	2,311	2,640
Accumulated deficit	(410)	(532)
Treasury stock, at cost (23,963 and 1,588,990 shares)	(1)	(33)
Accumulated other comprehensive loss	(1,174)	(997)

Total parent company stockholders’ equity	728	1,080
Noncontrolling equity	103	100

Total equity	831	1,180

Total liabilities and equity	$4,326	$4,905

DANA HOLDING CORPORATION

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended December 31, 2015 and 2014

(In millions)	Three Months Ended December 31,
	2015	2014
Operating activities
Net income (loss)	$(79)	$108
Depreciation	41	42
Amortization of intangibles	2	11
Amortization of deferred financing charges	2	1
Call premium on senior notes		15
Write off of deferred financing costs		4
Earnings of affiliates, net of dividends received		(2)
Stock compensation expense		5
Deferred income taxes	87	(193)
Pension expense (contributions), net	(4)	38
Impairment of equity affiliate	39
Loss on disposal group held for sale		78
Change in working capital	51	56
Change in other noncurrent assets and liabilities	(8)	(3)
Other, net	9	23

Net cash provided by operating activities (1)	140	183

Investing activities
Purchases of property, plant and equipment (1)	(68)	(65)
Purchases of marketable securities	(14)	(21)
Proceeds from sales of marketable securities	2	5
Proceeds from maturities of marketable securities	9	17
Other	1	(5)

Net cash used in investing activities	(70)	(69)

Financing activities
Net change in short-term debt	(8)	(3)
Proceeds from long-term debt		425
Repayment of long-term debt	(1)	(346)
Call premium on senior notes		(15)
Deferred financing payments		(7)
Dividends paid to preferred stockholders		(2)
Dividends paid to common stockholders	(10)	(8)
Distributions paid to noncontrolling interests	(1)	(1)
Repurchases of common stock	(66)	(79)
Other	1	1

Net cash used in financing activities	(85)	(35)

Net increase (decrease) in cash and cash equivalents	(15)	79
Cash and cash equivalents – beginning of period	817	1,103
Effect of exchange rate changes on cash balances	(11)	(34)
Less: cash of disposal group held for sale		(27)

Cash and cash equivalents – end of period	$791	$1,121

(1)	Free cash flow of $72 in 2015 and $118 in 2014 is the sum of net cash provided by operating activities reduced by the purchases of property, plant and equipment.

DANA HOLDING CORPORATION

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2015 and 2014

(In millions)	Year Ended December 31,
	2015	2014
Operating activities
Net income	$180	$328
Depreciation	158	164
Amortization of intangibles	16	49
Amortization of deferred financing charges	5	5
Call premium on senior notes	2	15
Write off of deferred financing costs	1	4
Earnings of affiliates, net of dividends received	12	4
Stock compensation expense	14	16
Deferred income taxes	(10)	(199)
Pension expense (contributions), net	(18)	30
Impairment of long-lived assets	36
Impairment of equity affiliate	39
Loss on disposal group held for sale		78
Interest payment received on payment-in-kind note receivable		40
Change in working capital	(41)	(39)
Change in other noncurrent assets and liabilities	(7)	(16)
Other, net	19	31

Net cash provided by operating activities (1)	406	510

Investing activities
Purchases of property, plant and equipment (1)	(260)	(234)
Principal payment received on payment-in-kind note receivable		35
Purchases of marketable securities	(43)	(84)
Proceeds from sales of marketable securities	17	7
Proceeds from maturities of marketable securities	30	21
Proceeds from sale of business		9
Other	(2)

Net cash used in investing activities	(258)	(246)

Financing activities
Net change in short-term debt	(5)	(8)
Proceeds from letters of credit		12
Repayment of letters of credit	(4)	(8)
Proceeds from long-term debt	18	448
Repayment of long-term debt	(60)	(372)
Call premium on senior notes	(2)	(15)
Deferred financing payments		(7)
Dividends paid to preferred stockholders		(8)
Dividends paid to common stockholders	(37)	(32)
Distributions to noncontrolling interests	(9)	(9)
Repurchases of common stock	(311)	(260)
Other	7	5

Net cash used in financing activities	(403)	(254)

Net increase (decrease) in cash and cash equivalents	(255)	10
Cash and cash equivalents - beginning of period	1,121	1,256
Effect of exchange rate changes on cash balances	(75)	(118)
Less: cash of disposal group held for sale		(27)

Cash and cash equivalents - end of period	$791	$1,121

(1)	Free cash flow of $146 in 2015 and $276 in 2014 is the sum of net cash provided by operating activities reduced by the purchases of property, plant and equipment.

DANA HOLDING CORPORATION

Segment Sales & Segment EBITDA (Unaudited)

For the Three Months Ended December 31, 2015 and 2014

(In millions)	Three Months Ended December 31,
	2015	2014
Sales
Light Vehicle	$599	$634
Commercial Vehicle	302	431
Off-Highway	231	272
Power Technologies	243	245

Total Sales	$1,375	$1,582

Segment EBITDA
Light Vehicle	$69	$74
Commercial Vehicle	(2)	34
Off-Highway	32	41
Power Technologies	32	34

Total Segment EBITDA	131	183
Corporate expense and other items, net	(2)	(5)

Adjusted EBITDA	$129	$178

DANA HOLDING CORPORATION

Segment Sales & Segment EBITDA (Unaudited)

For the Year Ended December 31, 2015 and 2014

(In millions)	Year Ended December 31,
	2015	2014
Sales
Light Vehicle	$2,482	$2,496
Commercial Vehicle	1,533	1,838
Off-Highway	1,040	1,231
Power Technologies	1,005	1,052

Total Sales	$6,060	$6,617

Segment EBITDA
Light Vehicle	$262	$250
Commercial Vehicle	100	172
Off-Highway	147	169
Power Technologies	149	154

Total Segment EBITDA	658	745
Corporate expense and other items, net	(6)	1

Adjusted EBITDA	$652	$746

DANA HOLDING CORPORATION

Reconciliation of Segment and Adjusted EBITDA

to Net Income (Loss) (Unaudited)

For the Three Months Ended December 31, 2015 and 2014

(In millions)	Three Months Ended December 31,
	2015	2014
Segment EBITDA	$131	$183
Corporate expense and other items, net	(2)	(5)

Adjusted EBITDA	129	178
Depreciation	(41)	(42)
Amortization of intangibles	(2)	(11)
Restructuring	(2)	(7)
Stock compensation expense		(5)
Other items	(4)	2
Distressed supplier costs	(8)
Amounts attributable to previously divested/closed operations	(1)
Loss on disposal group held for sale		(80)
Pension settlement charges		(42)
Loss on extinguishment of debt		(19)
Interest expense, net	(25)	(25)

Income (loss) from continuing operations before income taxes	46	(51)
Income tax expense (benefit)	92	(166)
Equity in earnings (losses) of affiliates	(37)	4

Income (loss) from continuing operations	(83)	119
Income (loss) from discontinued operations	4	(11)

Net income (loss)	$(79)	$108

DANA HOLDING CORPORATION

Reconciliation of Segment and Adjusted EBITDA

to Net Income (Unaudited)

For the Year Ended December 31, 2015 and 2014

(In millions)	Year Ended December 31,
	2015	2014
Segment EBITDA	$658	$745
Corporate expense and other items, net	(6)	1

Adjusted EBITDA	652	746
Depreciation	(158)	(164)
Amortization of intangibles	(16)	(49)
Restructuring	(15)	(21)
Stock compensation expense	(14)	(16)
Strategic transaction expenses	(4)	(3)
Other items	(6)	9
Impairment of long-lived assets	(36)
Distressed supplier costs	(8)
Amounts attributable to previously divested/closed operations	(6)
Loss on disposal group held for sale		(80)
Pension settlement charges		(42)
Loss on extinguishment of debt	(2)	(19)
Gain on derecognition of noncontrolling interest	5
Recognition of unrealized gain on payment-in-kind note receivable		2
Interest expense, net	(100)	(103)

Income from continuing operations before income taxes	292	260
Income tax expense (benefit)	82	(70)
Equity in earnings (losses) of affiliates	(34)	13

Income from continuing operations	176	343
Income (loss) from discontinued operations	4	(15)

Net income	$180	$328

DANA HOLDING CORPORATION

Diluted Adjusted EPS (Unaudited)

For the Three Months Ended December 31, 2015 and 2014

(In millions except per share amounts)
	Three Months Ended December 31,
	2015	2014

Net income attributable to parent company	$(82)	$109
Restructuring charges (1)	3	6
Amortization of intangibles (1)	2	8
Non-recurring items (1):
Income tax valuation allowance release, net	79	(179)
Impairment of equity method investment	39
Loss on divestiture of Venezuelan operations		77
Pension settlement charge		42
Loss on extinguishment of debt		19
Other items	10	8

Adjusted net income	$51	$90

Diluted shares - as reported	152	169

Adjusted diluted shares	152	169

Diluted adjusted EPS	$0.34	$0.53

(1)	Amounts are net of associated tax effect.

DANA HOLDING CORPORATION

Diluted Adjusted EPS (Unaudited)

For the Year Ended December 31, 2015 and 2014

(In millions except per share amounts)
	Year Ended December 31,
	2015	2014

Net income attributable to parent company	$159	$319
Restructuring charges (1)	12	19
Amortization of intangibles (1)	11	37
Non-recurring items (1)
Income tax valuation allowance release, net	5	(179)
Impairment of long-lived assets	24
Impairment of equity method investment	39
Loss on divestiture of Venezuelan operations		77
Pension settlement charge		42
Loss on extinguishment of debt		19
Other items	28	12

Adjusted net income	$278	$346

Diluted shares - as reported	160	174

Adjusted diluted shares	160	174

Diluted adjusted EPS	$1.74	$1.99

(1)	Amounts are net of associated tax effect.